EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Form S-8 (No. 333-239988, No. 333-238569, No. 333-208341 and No. 333-202305) of First Northwest Bancorp and Subsidiary (the "Company") of our report dated March 17, 2023, relating to the consolidated financial statements of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Moss Adams LLP

Everett, Washington

March 17, 2023